EXHIBIT 4.7

THIS INSTRUMENT PREPARED BY AND WHEN RECORDED RETURN TO: Timothy W. Corrigan, Esq. Moore & Van Allen PLLC 100 North Tryon Street, Suite 4700 Charlotte, North Carolina 28202-4003
(SPACE ABOVE THIS LINE FOR RECORDER’S USE)

GPIN:	Frederick County Tax Map Number 63-A-110

City of Winchester Tax Map Number 371-01-1

Note to Clerk: The purpose of this Assignment and Amendment is to assign and modify the terms and provisions of that certain Amended and Restated Credit Line Deed of Trust dated as of November 4, 2009, recorded in the Clerk’s Office of the Circuit Court of Frederick County, Virginia, as Instrument No. 090012178, and in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia, as Instrument No. 090002943, as modified by Modification to Amended and Restated Credit Line Deed of Trust dated as of January 6, 2012, recorded in the Clerk’s Office of the Circuit Court of Frederick County, Virginia, as Instrument No. 120000146, and in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia, as Instrument No. 120000040, and Second Modification to Amended and Restated Credit Line Deed of Trust dated as of November 20, 2014, recorded in the Clerk’s Office of the Circuit Court of Frederick County, Virginia, as Instrument No. 140009871, and in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia, as Instrument No. 140002547, upon which the recordation tax has been paid in full on the maximum aggregate amount secured of $16,500,000.00 pursuant to Virginia Code § 58.1 803(D) and §58.1 810(5). The maximum principal amount secured hereby is not increasing.

ASSIGNMENT OF AMENDED AND RESTATED CREDIT

LINE DEED OF TRUST, SUBSTITUTION OF TRUSTEE AND AMENDMENT

THIS ASSIGNMENT OF AMENDED AND RESTATED CREDIT LINE DEED OF TRUST, SUBSTITUTION OF TRUSTEE AND AMENDMENT (this “Assignment”) is made and entered into as of the 12th day of January, 2016, among BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, in its capacity as resigning Administrative Agent, having an office at 200 West Second Street, Winston-Salem, North Carolina 27101, Attention: Matthew W. Rush (“Assignor”), BANK OF AMERICA, N.A., a national banking association, in its capacity as successor Administrative Agent, having an office at 900 W. Trade St., 6th Floor, NC1-026-06-03, Charlotte, NC 28255, Attention: Melissa Mullis (“Assignee”), TREX COMPANY, INC. (successor to Trex Company, LLC), a Delaware corporation, having an office at 160 Exeter Drive, Winchester, Virginia 22603, Attention: Chief Financial Officer (“Grantor”), and PRLAP, INC., a Virginia corporation, having an office at c/o 1400 Best Plaza Drive, Richmond, Virginia 23227 (“Trustee”).

W I T N E S S E T H

WHEREAS, Assignor is the present legal and equitable owner and holder of the Security Instrument (as hereinafter defined) encumbering that certain real property situated in the City of Winchester, Commonwealth of Virginia and in the County of Frederick, Commonwealth of Virginia described on Exhibit A attached hereto (the “Premises”);

WHEREAS, Assignor is the lawful owner of the Secured Obligations (as defined in the Security Instrument);

WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Security Instrument and the Secured Obligations;

WHEREAS, Grantor, the guarantors identified therein, the lenders identified therein and Assignor entered into that certain Second Amended and Restated Credit Agreement dated as of November 20, 2014 (the “Existing Credit Agreement”);

WHEREAS, the Existing Credit Agreement is being amended by that certain First Amendment dated as of January 12, 2016 among Grantor, the lenders identified therein, Assignor, in its capacity as resigning Administrative Agent, and Assignee, in its capacity as successor Administrative Agent (the “Amendment”);

WHEREAS, pursuant to the Amendment, the Existing Credit Agreement is being amended and restated by that certain Third Amended and Restated Credit Agreement dated as of January 12, 2016 among Grantor, the Guarantors (as defined therein), the Lenders (as defined therein) from time to time party thereto and Assignee, as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Third Amended and Restated Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Third Amended and Restated Credit Agreement); and

WHEREAS, Assignee desires to appoint Trustee as trustee in the place and stead of Original Trustee (as defined below).

NOW, THEREFORE, in consideration of the premises above set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee and Grantor hereby covenant and agree as follows:

1. Assignment. Assignor does hereby transfer, assign, grant and convey to Assignee all of the right, title and interest of Assignor in and to that certain Amended and Restated Credit Line Deed of Trust, dated as of November 4, 2009, from Grantor to BB&T-VA Collateral Service Corporation, as trustee (“Original Trustee”), for the benefit of Assignor, encumbering the Premises, and recorded in the Clerk’s Office of the Circuit Court of Frederick County, Virginia (the “County Clerk’s Office”) as Instrument No. 090012178 and in the Clerk’s Office of the Circuit Court of the City of Winchester, Virginia (the “City Clerk’s Office”) as Instrument No. 090002943, as modified by (i) that certain Modification to Amended and Restated Credit Line Deed of Trust dated January 6, 2012 recorded in the County Clerk’s Office as Instrument No. 120000146 and in the City Clerk’s Office as Instrument No. 120000040 and (ii) that certain Second Modification to Amended and Restated Credit Line Deed of Trust dated November 20, 2014 recorded in the County Clerk’s Office as Instrument No. 140009871 and in the City Clerk’s Office as Instrument No. 140002547 (as amended, the “Security Instrument”), together with the Secured Obligations referred to in the Security Instrument, the money due and to become due thereon with interest, and all rights accrued or to accrue under said Security Instrument, and all other instruments, documents, certificates and letters executed in connection therewith. Furthermore, Assignor does hereby grant and delegate to Assignee any and all of the duties and obligations of Assignor under the Security Instrument from and after the date hereof.

2. Credit Agreement. All references to the “Credit Agreement” in the Security Instrument shall mean the Third Amended and Restated Credit Agreement.

3. Substitution of Trustee. Assignee hereby appoints Trustee as trustee under the Security Instrument in the place and stead of Original Trustee, with all powers, duties, and obligations conferred in the Security Instrument upon Original Trustee.

4. Representations and Warranties of Assignor. This Assignment is an absolute assignment. This Assignment is made without recourse, representation or warranty, express or implied.

5. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the state in which the Premises is located.

6. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and Grantor and their respective successors and assigns.

7. Partial Invalidity. Each provision of this Assignment shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Assignment or the application of such provision to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Assignment, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability.

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IN WITNESS WHEREOF, Assignor, Assignee, Grantor and Trustee have executed this Assignment as of the date above first written.
ASSIGNOR: BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, as resigning Administrative Agent By: William B. Keene Name: William B. Keene Title: Vice President STATE OF North carolina COUNTY OF Forsyth The foregoing instrument was acknowledged before me this 11 day of January, 2016, by William Brenton Keene, VP of BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation, on behalf of the corporation. My Commission Expires: 6.9.2020 Darcee Dawne Neal Notary Public Notary Registration No. 200502400102 [SEAL] DARCEE DAWNE NEAL Notary Public Davidson Co., North Carolina My Commission Expires June 9, 2020 -5-

ASSIGNEE: BANK OF AMERICA, N.A., a national banking association, as successor Administrative Agent By: Darleen R Digrazia Name: Darleen R Digrazia Title: Vice President STATE OF North Carolina COUNTY OF Mecklenburg The foregoing instrument was acknowledged before me this 12th day of January, 2016, by Darleen R Digrazia, Vice President of BANK OF AMERICA, N.A., a national banking association, on behalf of the association. My Commission Expires: May 26, 2019 Notary Public Kyle D Harding Notary Registration No. 201414800042 [SEAL] KYLE D HARDING Notary Public Mecklenburg Co., North Carolina My Commission Expires May 26, 2019

GRANTOR: TREX COMPANY, INC., a Delaware corporation By: /s/ Bryan H. Fairbanks Name: Bryan H. Fairbanks Title: VP& CFO STATE OF VA COUNTY OF Frederick The foregoing instrument was acknowledged before me this 8 day of January, 2016, by Bryan H. Fairbanks VP& CFO of TREX COMPANY, INC., a Delaware corporation, on behalf of the corporation. My Commission Expires: 05.31.2016 Gloria E. Breeden Notary Public Notary Registration No. [SEAL] GLORIA E. BREEDEN NOTARY PUBLIC Commonwealth of Virginia Reg #342749

TRUSTEE: PRLAP, INC., a Virginia corporation By: mary k. giermek Name: mary k. giermek Title: senior vice president STATE OF Maryland CITY OF Baltimore The foregoing, instrument was acknowledged before me this 12th day of January, 2016, by Mary k. giermek, sr. vice president of PRLAP, INC., a Virginia corporation, on behalf of the corporation. My Commission Expires: DOROTHEA L.LOMAX Notary Public, Notary Registration No. [SEAL] DOROTHEA L. LOMAX Notary Public Prince George’s County Maryland My Commission Expires Oct 22, 2016 -8-

EXHIBIT A

PREMISES

Frederick County Tax Map Number 63-A-110

City of Winchester Tax Map Number 371-0l-l

Situated partly in the County of Frederick and City of Winchester, State of Virginia

All that certain lot or parcel of land, together with the improvements thereon and appurtenances thereunto belonging, lying, situate and being in Back Creek Magisterial District, Frederick County, Virginia and the City of Winchester, Virginia, and being more particularly described as follows:

PARCEL ONE:

That certain parcel of land containing 65.7901 acres and shown on that certain plat dated September 8, 2000 and entitled “Final Plat for Lot Consolidation of the land of TREX Company, LLC, City of Winchester and Back Creek District, Frederick County, VA”, and recorded in the Land Records of Frederick County, Virginia in Deed Book 976 at page 405 and in the Land Records of the City of Winchester, Virginia as Instrument Number 000002334.

PARCEL TWO:

Being as shown on Sheet 5 of the plans for Route 652, State Highway Project 0652-034-224, M-501 and lying south of and adjacent to the south revised proposed right of way line (11-19-01) of Route 652, from a point approximately 60 feet opposite approximate station 28+18 (Route 652 survey centerline) to a point approximately 40 feet opposite approximate Station 29+94 (Route 652 survey centerline) containing 0.034 acre, more or less, land; and being a part of the same lands acquired from The Henkel-Harris Company, by deed dated September 12, 1997, recorded in Deed Book 887, page 1043, in the office of the Clerk of the Circuit Court of Frederick County, Virginia.

For a more particular description of said land, reference is made to the photocopy of said Sheet 5, showing outlined in RED the said land, which photocopy is recorded in the State Highway Plat Book 10, Page 227.

TOGETHER WITH that certain twenty (20) foot drainage easement granted TREX Company, LLC by Deed of Easement dated November 16, 2000 and recorded November 27, 2000 in the Land Records of Frederick County, Virginia as Instrument Number 000012444.

TOGETHER WITH that certain fifteen (15) foot drainage easement granted TREX Company, LLC by Deed of Easement dated October 20, 1998, recorded in the Land Records of Frederick County, Virginia as Instrument No. 919, page 1367.